UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2021

The AZEK Company Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street 350 Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 275-2935

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2021, The AZEK Company Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”). A total of 149,184,731 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 96% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.

The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:

Proposal No. 1: Election of Sallie Bailey and Ashfaq Qadri to the Company’s Board of Directors

The Company’s stockholders elected Ms. Bailey and Mr. Qadri to serve on the Company’s Board of Directors for a three-year term expiring at our annual meeting in 2024 by the votes indicated below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sallie B. Bailey	108,834,123	33,633,819	6,716,789
Ashfaq Qadri	110,041,026	32,426,916	6,716,789

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021 was approved by the votes indicated below. There were no broker non-votes on this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,495,258	687,680	1,793	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AZEK Company Inc.

Date: May 21, 2021	By:	/s/ Paul J. Kardish
Paul J. Kardish
Senior Vice President and Chief Legal Officer